                                                                    Exhibit 99.1


                           GTECH HOLDINGS CORPORATION

                           CERTIFICATION PURSUANT TO
                       18. U.S.C. SECTION 1350 AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of GTECH Holdings Corporation (the "Company") on Form 10-K for the period ending February 22, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Bruce Turner, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respect, the financial condition and result of operation of the Company.


                                        GTECH HOLDINGS CORPORATION


Date: June 25, 2003                    BY /s/ W. Bruce Turner
                                          ------------------------------------
                                          W. Bruce Turner
                                          President and Chief Executive Officer

                                     -134-